UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2012

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, by vote of the Board of Directors (the “Board”) of Greektown Superholdings, Inc. and it subsidiaries (the “Company”), Darrell Burks was elected as a director of the Company, with such position to be taken immediately following the receipt of any necessary regulatory approvals. At a hearing of the Michigan Gaming Control Board (“MGCB”) on March 16, 2012 (the “Hearing”), the MGCB approved the application of Mr. Burks for suitability and eligibility as a director of the Company. Although counsel for Brigade Capital has asserted, in a letter sent to the MGCB in advance of the Hearing, that the approval of the Mayor and City Council of Detroit is required under the Company’s Development Agreement with the City of Detroit, as amended, the Company has concluded, based upon the advice of its counsel, that all necessary regulatory approvals have been obtained. Accordingly, Mr. Burks has assumed his position as a member of the Board.

Mr. Burks has been a partner at PricewaterhouseCoopers LLP (“PricewaterhouseCooopers”) since 1992, and from 1999 to 2004 he was the partner in charge of PricewaterhouseCoopers’ Central Region Services practice.

There are no arrangements or understandings between Mr. Burks and any other person pursuant to which Mr. Burks was selected as a director, and the Company has not entered into any transactions with Mr. Burks that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2012

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Michael Puggi
Name:	Michael Puggi
Title:	President and Chief Executive Officer